                                                                   EXHIBIT 10.17

                                                                  EXECUTION COPY

                              HEWITT ASSOCIATES LLC

                         SECOND AMENDMENT AND WAIVER TO
                             NOTE PURCHASE AGREEMENT

              $15,000,000, 7.94% Senior Notes, Series A, Tranche 1 $35,000,000, 8.08% Senior Notes, Series A, Tranche 2
                    $lO,000,000, 8.11% Senior Notes, Series B
                    $15,000,000, 7.93% Senior Notes, Series C
                    $l0,000,000, 7.65% Senior Notes, Series D
                    $15,000,000, 7.90% Senior Notes, Series E



                                                        Dated as of May 31, 2002



To the Holders of the Senior Notes,
   of Hewitt Associates LLC Named in
   the Attached Schedule I

Ladies and Gentlemen:

     Reference is made to the Note Purchase Agreement dated as of March 15, 2000 among Hewitt Associates LLC, a limited liability company organized under the laws of Illinois (the "Company"), and each of the Purchasers named in Schedule A thereto relating to the 7.94% Senior Notes, Series A, Tranche 1 and the 8.08% Senior Notes, Series A, Tranche 2 (as amended by the First Amendment to Note Purchase Agreement dated as of June 15, 2000 and as supplemented by the Supplemental Note Purchase Agreements dated as of June 15, 2000 relating to the 8.11% Senior Notes, Series B; dated as of June 15, 2000 relating to the 7.93% Senior Notes, Series C; dated as of October 1, 2000 relating to the 7.65% Senior Notes, Series D and dated October 1, 2000 relating to the 7.90% Senior Notes Series E; the "Note Agreement"). You are referred to herein individually as a "Holder" and collectively as the "Holders." Capitalized terms used and not otherwise defined in this Amendment and Wavier shall have the meanings ascribed to them in the Note Agreement.

     All of the ownership interests of the Company are owned by Hewitt Holdings LLC (the "Parent"). The Parent has formed Hewitt Associates, Inc., a Delaware Corporation ("Associates") and owns all of the issued and outstanding common stock of Associates. The Parent has caused Associates to file a registration statement for the underwritten public offering of common stock of Associates (the "IPO"). In preparation for the IPO, the Parent proposes among other things to (i) cause the Company to distribute (the "Distribution") cash in the amount of $55,000,000 and accounts receivables in the face amount of $152,500,000 to the Parent, which the Parent will use to fund a partial distribution of undistributed accumulated earnings to the owners of the Parent and (ii) transfer to Associates all of the ownership interests of the Company to Associates so that the Company will become a wholly owned subsidiary of Associates. The Distribution will cause the Company to be in violation of Section 10.3 of the Note Purchase Agreement.

     The Company has requested the waiver of compliance with Section 10.3 and the modification of certain financial covenants and other provisions of the Note Agreement. The Holders are willing to grant an amendment and waiver on the terms and conditions hereinafter set forth.

     In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

 1.  AMENDMENTS TO NOTE AGREEMENT

     1.1. Amendment of Section 10.4. Section 10.4(c) of the Note Agreement is amended to read in its entirety as follows:

          "(c)   Funded Indebtedness provided that the Company will not permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated Cash Flow for the most recently completed four fiscal quarters to exceed
     2.25 to 1.0."

     1.2. Amendment of Section 10.5. The text of Section 10.5 of the Note Agreement is deleted in its entirety and replaced by the word "Reserved."

     1.3. Amendment of Section 11. Section 11 of the Note Agreement is amended to include the following clause (k):

          "(k)   Hewitt Holdings LLC defaults in the performance of or
     compliance with any term contained in the Parent Guaranty dated as of May 3 1, 2002 in favor of the holders of the Notes or such Parent Guaranty ceases to be in full force and effect (except as set forth therein with respect to the release thereof), or is declared to be null and void in whole or in part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or Hewitt Holdings LLC or any of them renounces any of the same or denies that it has any or further liability thereunder."

     1.4. Amendment of Schedule B.

          1.4.1. The definitions of "Current Indebtedness" and "Total Capitalization" are deleted from Schedule B.

          1.4.2. The following terms are added to Schedule B:

                 "Consolidated Cash Flow" means, for any period, the sum of

     Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, (iv) impairment charges relating to goodwill, (v) non-cash charges and (vi) foreign currency translation adjustments.

                         "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries for such period determined in accordance with GAAP (including imputed interest on Capital Lease obligations and all debt discount and expense amortized in such period).

                  1.4.3. The definition of "Consolidated Net Capital" is amended to read in its entirety as follows:

                         "Consolidated Net Capital" shall mean the consolidated members' capital of the Company, as determined in accordance with GAAP, less Restricted Investments in excess of 20% of consolidated members capital of the Company; provided, however, that "Consolidated Net Capital" shall not include any capital stock of Hewitt Associates, Inc. or Hewitt Holdings LLC.

2.       WAIVER

         The Holders waive compliance by the Company with the provisions of
Section 10.3 of the Note Agreement solely as a result of the Distribution until the earlier to occur of (i) the occurrence of a Default or Event of Default under the Note Agreement and (ii) delivery by the Company of financial statements pursuant to Section 7.1(a) or (b) of the Note Agreement, accompanied by certificate required by Section 7.2 of the Note Agreement, demonstrating that the Company is then in compliance with Section 10.3, without regard to such waiver and that there exists no Default or Event of Default. During the period the foregoing waiver is in effect, the Company will not at any time permit Consolidated Net Capital to be less than the sum of (a) $25,000,000 plus (b) the cumulative sum of 10% (without deduction for any loss) of its Consolidated Net Income for the three-month period ending September 30, 2002 and for each fiscal year thereafter. This waiver is limited to its terms and shall not constitute a waiver of any other term, condition, representation or covenant under the Note Agreement or any of the other agreements, documents or instruments executed and delivered in connection therewith.

3.       REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

         3.1. Reaffirmation of Note Agreement. The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the additions and amendments of such provisions effected by this Amendment and Wavier.

         3.2. Note Agreement. The Company represents and warrants that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except

(a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such changes, facts, transactions and occurrences that are contemplated hereby or have arisen since October 1, 2000 in the ordinary course of business, (c) for such other matters as have been previously disclosed in writing by the Company (including in its financial statements and notes thereto) to the Holders and (d) for other changes that could not reasonably be expected to have a Material Adverse Effect.

     3.3. No Default or Event of Default. The Company represents and warrants that no Default or Event of Default has occurred and is continuing or will occur as a result of the execution of this Amendment and Wavier.

     3.4. Authorization. The execution, delivery and performance by the Company of this Amendment and Wavier have been duly authorized by all necessary action on the part of the Company as required by the Operating Agreement and the Company's Articles of Organization and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this Amendment and Wavier each constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.   EFFECTIVE DATE

     This Amendment and Wavier shall become effective as of the date set forth above upon the satisfaction of the following conditions:

     4.1. Consent of Holders to Amendment and Wavier. Execution by the holders of at least 51% of the aggregate principal amount of the Notes outstanding and receipt by the Holders of a counterpart of this Amendment and Waiver duly executed by the Company.

     4.2. Parent Guaranty. Parent shall have executed and delivered a Parent Guaranty substantially in the form of the attached Exhibit A in favor of the Holders.

     4.3. Amendment Fee. Each Holder, whether or not such Holder executes this Amendment and Waiver, shall have received payment of an amendment fee equal to 0.20% of the principal amount of the outstanding Notes held by such Holder.

     4.4. Expenses. The Company shall have paid all fees and expenses of special counsel to the Holders in connection with this Amendment and Wavier.

5.   MISCELLANEOUS

     5.1. Ratification. Except as expressly amended, modified, deleted or added to hereby, all of the terms and conditions of the Note Agreement, the Notes and all other documents relating to the Note Agreement remain in full force and effect, and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

          5.2. Reference to and Effect on the Note Agreement. Upon the final effectiveness of this Amendment and Wavier, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the "Agreement," "Note Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

          5.3. Binding Effect. This Amendment and Wavier shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

          5.4. Governing Law. This Amendment and Wavier shall be governed by and construed in accordance with Illinois law.

          5.5. Counterparts. This Amendment and Wavier may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

     IN WTTNESS WHEREOF, the Company and the Holders have caused this Second Amendment and Wavier to the Note Purchase Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.



                                     HEWITT ASSOCIATES LLC


                                     By:  /s/ C. L. Connolly III
                                         -----------------------------------
                                     Name: C. Lawrence Connolly,III
                                     Title: Authorized Represenative

                                      S-1

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

The foregoing is hereby agreed
to as of the date thereof.

Series A Holders:
----------------

        ALLSTATE LIFE INSURANCE COMPANY

        By:    /s/ Rhonda L. Hopps
            -----------------------------
        Name:  RHONDA L. HOPPS
              ---------------------------

        By:    /s/ Jerry D. Zinkula
            -----------------------------
        Name:  JERRY D. ZINKULA
              ---------------------------
               Authorized Signatories

        ALLSTATE LIFE INSURANCE COMPANY
        OF NEW YORK

        By:    /s/ Rhonda L. Hopps
            -----------------------------
        Name:  RHONDA L. HOPPS
              ---------------------------

        By:    /s/ Jerry D. Zinkula
            -----------------------------
        Name:  JERRY D. ZINKULA
              ---------------------------
               Authorized Signatories

                                      S-2

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

   [Series A Holders (cont.):]
   ===========================

        MASSACHUSETTS MUTUAL LIFE
        INSURANCE COMPANY
        By: David L. Babson & Company Inc., as
        Investment Advisor

        By: /s/ Richard B. McGauley
            ------------------------------------
        Name:   Richard B. McGauley
              ----------------------------------
        Title:  Managing Director
               ---------------------------------

        C.M. LIFE INSURANCE COMPANY
        By: David L. Babson & Company Inc., as
        Investment Sub-Adviser

        By: /s/ Richard B. McGauley
            ------------------------------------
        Name:   Richard B. McGauley
              ----------------------------------
        Title:  Managing Director
               ---------------------------------

                                      S-3

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

------------------------

        PACIFIC LIFE INSURANCE COMPANY


        By:    /s/ Bernard J. Dougherty
               -------------------------------
        Name:  Bernard J. Dougherty
               -------------------------------
        Title: Assistant Vice President
               -------------------------------


        By:    /s/ Peter S. Fiek
               -------------------------------
        Name:  Peter S. Fiek
               -------------------------------
        Title: Assistant Secretary
               -------------------------------

                                      S-4

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

     PHOENIX LIFE INSURANCE COMPANY
     (f/k/a PHOENIX HOME LIFE MUTUAL
     INSURANCE COMPANY)


     By: Christopher Wilkos
         ----------------------------
     Name:___________________________
     Title:__________________________


                 CHRISTOPHER M. WILKOS
                 Senior Vice President
            Corporate Portfolio Management
             PHOENIX LIFE INSURANCE COMPANY

Series B Holders:
----------------

       MASSACHUSETTS MUTUAL LIFE
       INSURANCE COMPANY
       By: David L. Babson and Company Inc., as
       Investment Adviser


       By:   /s/ Richard B. McGauley
           ------------------------------
       Name:    Richard B. McGauley
             ----------------------------
       Title:    Managing Director
              ---------------------------


       C.M. LIFE INSURANCE COMPANY
       By: David L. Babson and Company Inc., as
       Investment Sub-Adviser


       By:   /s/ Richard B. McGauley
           ------------------------------
       Name:    Richard B. McGauley
             ----------------------------
       Title:    Managing Director
              ---------------------------


                                      S-6

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

Series C Holder
---------------

          NEW YORK LIFE INSURANCE AND
          ANNUITY CORPORATION
          By:  New York Life Investment
               Management LLC, Its Investment
               Manager

               By:    /s/ R Edward Ferguson
                      ---------------------------
               Name:  R. Edward Ferguson
                      ---------------------------
               Title: Director
                      ---------------------------

                                      S-7

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

Series D Holder
---------------

          THE CANADA LIFE ASSURANCE
          COMPANY, as beneficial owner

          By: Paul English
              --------------------
          Name:  C. Paul English
                 ------------------
          Title: Associate Treasurer
                 -------------------

                                      S-8

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

Series D Holders (cont.):1
--------------------------

         ALLSTATE LIFE INSURANCE COMPANY


         By: /s/ Rhonda Hopps
             ----------------------------
         Name: Rhonda Hopps
              ---------------------------

         By: /s/ Jerry D. Zinkwa
             ----------------------------
         Name: Jerry D. Zinkwa
               --------------------------
               Authorized Signatories

                                      S-9

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

Series E Holder:
---------------

     PACIFIC LIFE INSURANCE COMPANY


     By: /s/ Bernard J. Dougherty
         ------------------------------
     Name: Bernard J. Dougherty
           ----------------------------
     Title: Assistant Vice President
            ---------------------------


     By: /s/ Peter S. Fiek
         ------------------------------
     Name: Peter S. Fiek
           ----------------------------
     Title: Assistant Secretary
            ---------------------------

                                      S-10

Hewitt Associates LLC
2000 Note Purchase Agreement, as Supplemented

                                                                       EXHIBIT A

                                 PARENT GUARANTY

       THIS GUARANTY (this "Guaranty") dated as of May 31, 2002 is made by HEWITT HOLDINGS LLC, a limited liability company organized under the laws of Illinois (the "Guarantor"), in favor of the holders from time to time of the Notes hereinafter referred to, including each holder named in the Note Purchase Agreement, as supplemented and amended, hereinafter referred to, and their respective successors and assigns (collectively, the "Holders" and each individually, a "Holder").

                              W I T N E S S E T H:

       WHEREAS, HEWITT ASSOCIATES LLC, a limited liability company organized under the laws of Illinois (the "Company"), and the initial Holders entered into a Note Purchase Agreement dated as of March 15, 2000 (the Note Purchase Agreement as supplemented by the Supplemental Note Purchase Agreements dated as of June 15, 2000 relating to the Series B Notes, dated as of June 15, 2000 relating to the Series C Notes, dated as of October 1, 2000 relating to the Series D Notes and dated as of October 1, 2000 relating to the Series E Notes, and as amended by the First Amendment to Note Purchase Agreement dated as of June 15, 2000 and the Second Amendment and Waiver (the "Second Amendment and Waiver") dated as of May 31, 2002, and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Note Purchase Agreement");

       WHEREAS, pursuant to the Note Purchase Agreement the Company issued and sold $50,000,000 aggregate principal amount of Series A Notes, $10,000,000 aggregate principal amount of Series B Notes, $15,000,000 aggregate principal amount of Series C Notes, $10,000,000 aggregate principal amount of Series D Notes, and $15,000,000 aggregate principal amount of Series E Notes (each as defined in the Note Purchase Agreement and, collectively, the "Notes"), which are now held by the Holders;

       WHEREAS, the Company is a wholly owned Subsidiary of the Guarantor and the Guarantor has agreed to guaranty the obligations related to the Notes in connection with the execution by the Holders of the Second Amendment and Waiver, from which the Guarantor will derive substantial benefits;

       WHEREAS, it is a condition precedent to the effectiveness of the Second Amendment and Waiver that the Guarantor shall have executed and delivered this Guaranty to the Holders; and

       WHEREAS, the Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

       NOW, THEREFORE, in consideration of the premises and other benefits to the Guarantor, and of the execution of the Second Amendment and Waiver by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor makes this Guaranty as follows:

                                    Exhibit A

       SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Note Purchase Agreement or in the Second Amendment and Waiver.

       SECTION 2. Guaranty. The Guarantor unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount, if any, and interest on, and each other amount due under, the Notes or the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the "Note Documents" and the amounts payable by the Company under the Note Documents, and all ether monetary obligations of the Company thereunder, being sometimes collectively hereinafter referred to as the "Obligations"). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, the Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. The Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

       SECTION 3. Guarantor's Obligations Unconditional. The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of the Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim the Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor or the Company shall have any knowledge or notice thereof), including:

            (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

            (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

            (c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or

                                   Exhibit A
       agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to the Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

              (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

              (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

              (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, the Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

              (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

              (h) any merger or consolidation of the Company or the Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or the Guarantor to any other person;

              (i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship;

              (j) any release or discharge, by operation of law, of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

              (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

                                   Exhibit A

       SECTION 4. Full Recourse Obligations. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

       SECTION 5. Waiver. The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in
Section 3, (b) notice to the Guarantor of the incurrence of any of the Obligations, notice to the Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against the Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders,
(f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

       SECTION 6. Subrogation, Contribution, Reimbursement or Indemnity. Until one year and one day after all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the obligations remain, if any amount shall be paid by or on behalf of the Company to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be fumed over to the Holders (duly endorsed by the Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations.

                                    Exhibit A

       SECTION 7. Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if, at any time prior to the termination of this Guaranty pursuant to Section 9(ii), payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and the Guarantor shall forthwith pay such principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

       SECTION 8. Restrictions on Transfer of Certain Assets. So long as this Guaranty remains in effect:

             (a) The Guarantor will own at least 85% of the capital stock of Hewitt Associates Inc., a Delaware corporation ("Associates"), and will own or cause Associates to own 100% of the ownership interests in the Company.

             (b) The Guarantor will not pledge or encumber any capital stock of Associates and will not, and will not permit Associates to, pledge or encumber any ownership interests in the Company.

             (c) Except for liens or encumbrances permitted by the Security Documents, the Guarantor will not, and will not permit any of its subsidiaries to, encumber, sell, lease, transfer or otherwise dispose of any of the real property owned by it, except that it may dispose of the office buildings located in Newport Beach, California, and Rowayton, Connecticut.

             (d) The Guarantor will own 100% of the ownership interests in each of its subsidiaries that owns any real property.

             (e) The Guarantor will not, and will not permit Associates to, distribute to members of the Guarantor more than 50% of the proceeds of the Distribution.

                                   Exhibit A

       SECTION 9. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until the occurrence of one of the following events: (i) all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantor hereunder shall be duly paid and performed in full or (ii) the Company demonstrates compliance with Section 10.3 of the Note Purchase Agreement in the manner set forth in Section 2 of the Second Amendment and Waiver.

       SECTION 10. Representations and Warranties. The Guarantor represents and warrants to each Holder that:

             (a) the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operate as lessee and to conduct the business in which it is currently engaged;

             (b) the Guarantor owns all of the ownership interests in the Company and all of the capital stock of Associates;

             (c) the Guarantor has the requisite power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

             (d) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

             (e) the execution, delivery and performance of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other agreement evidencing Debt, (ii) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under, any other agreement or instrument to which the Guarantor is bound or by which the Guarantor or any of its properties may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor, except as could not reasonably be expected to have a Material Adverse Effect, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor, except as could not reasonably be expected to have a Material Adverse Effect.

                                    Exhibit A

       SECTION 11. Notices. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by telex or telecopy or mailed by first-class mail, postage prepaid, addressed to the Guarantor at 100 Half Day Road, Lincolnshire, IL 60069-3342, Attention: General Counsel, or any Holder at the address set forth in the Note Purchase Agreement, or in each case at such other address as the Guarantor or any Holder shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

       SECTION 12. Survival. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

       SECTION 13. Submission to Jurisdiction. The Guarantor irrevocably submits to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Guaranty, the Note Purchase Agreement or the Notes. The Guarantor consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to the Note Purchase Agreement. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

       SECTION 14. Miscellaneous. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall riot invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, the Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Guarantor and the Holders.

The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance.

                                    Exhibit A

       IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

                                     HEWITT HOLDINGS LLC,
                                     an Illinois limited liability company


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                    Exhibit A

                                   SCHEDULE I

                                                        Outstanding Principal
                                                      Amount as of May 31, 2002

Series A Holders

     Allstate Life Insurance Company                               $11,000,000
     Allstate Life Insurance Company of New York                     4,000,000
     Massachusetts Mutual Life Insurance Company                    13,200,000
     C.M. Life Insurance Company                                     1,800,000
     Pacific Life Insurance Company                                 15,000,000
     Phoenix Life Insurance Company                                  5,000,000

Series B Holders

     Massachusetts Mutual Life Insurance Company                    $8,600,000
     C.M. Life Insurance Company                                     1,400,000

Series C Holder

     New York Life Insurance and Annuity Corporation               $15,000,000

Series D Holders

     The Canada Life Assurance Company                              $5,000,000
     Allstate Life Insurance Company                                 5,000,000

Series E Holder

     Pacific Life Insurance Company                                $15,000,000

                                   Schedule I